PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Ralph E. Coffman
(606) 324-2931

POAGE BANKSHARES, INC. REPORTS PASSING OF CHAIRMAN OF THE BOARD OF DIRECTORS

Ashland, Kentucky – November 19, 2014.  Poage Bankshares, Inc. (NASDAQ: PBSK) (the “Company”), the holding company for Town Square Bank (“Town Square”), today reports the untimely passing of J. Thomas Rupert, Chairman of the Boards of Directors  of both the Company and Town Square.

“It is with great sadness that we report the passing of our Chairman and dear friend Tom Rupert,” stated Ralph E. Coffman, President and Chief Executive Officer of the Company.  “Tom’s contributions to our institution for more than 30 years are immeasurable, and his energy, insight and collegiality in our board room will be missed.  Tom was also a tireless and generous public presence, and his loss will be felt in homes, businesses and charities throughout our community.  Most importantly, Tom was the pillar of his family.  Our thoughts and prayers are with his wife Jerri, their children Tommy and Kristey, and their families during this difficult time.”

Thomas P. Carver, the current Vice Chairman of the Board of Directors, will serve as acting Chairman of the Boards of Directors of the Company and Town Square.

About Poage Bankshares, Inc.

Poage Bankshares, Inc. is the savings and loan holding company for Home Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1889 and headquartered in Ashland, Kentucky, conducts its operations from 10 full-service banking offices located in Ashland, Flatwoods, South Shore, Louisa, Greenup, Nicholasville, and Catlettsburg, Kentucky.